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                                                                   EXHIBIT 23.10


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Amendment No. 3 of the Registration Statement of Golden Sky Systems, Inc. on Form S-4 of our report dated February 10, 1998, on the financial statements of Gardonville Systems, Inc. as of December 31, 1997, and for the year then ended which report is included in or made part of the Registration Statement.


                                        /s/ Olsen Thielen & Co., Ltd.
                                        Olsen Thielen & Co., Ltd.

St. Paul, Minnesota
January 26, 1999